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                                                                 EXHIBIT 3.1 (z)


                            ARTICLES OF ORGANIZATION
                      OF ASHTON WOODS TRANSPORTATION, LLC

                                 Article 1. Name

         The name of this Limited Liability Company is "ASHTON WOODS TRANSPORTATION, LLC." It is referred to in these Articles of Organization as the "Company." It is organized under the Georgia Limited Liability Company Act, O.C.G.A. Section 14-11-100, et seq.

                              Article 2. Management

         Management of the Company is vested in one or more Managers, selected in accordance with the Operating Agreement of the Company and the Georgia Limited Liability Company Act.

         IN WITNESS WHEREOF, the Organizer of the Company has executed these Articles of Organization this 24th day of October, 2005 at Atlanta, Georgia.



                           /s/ DAVID N. DOROUGH, Jr.
                           -------------------------------------
                           David N. Dorough, Jr., Organizer



DOROUGH & DOROUGH, LLC
Two Decatur TownCenter, Suite 520
125 Claremont Avenue
Decatur, Georgia 30030-2551
(404) 687-9977